Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Leona Hobbs	Charles Messman
Director, Communications	President
Tucows	MKR Group
416-538-5450	323-468-2300
ir@tucows.com	tcx@mkr-group.com

TUCOWS REVEALS KEY DOMAIN NAME PORTFOLIO ASSETS

TORONTO, February 20, 2008 — Tucows Inc., (AMEX:TCX, TSX:TC) a leading provider of Internet services to web hosting companies and ISPs worldwide, today announced that as of February 14, 2008 the Company had over 150,000 Internet domain names in its private domain name portfolio, including the following:

•	Over 1,000 “Gems.” These domain names are considered to have the highest potential value in the portfolio. A sample of 100 of these names is included below.

•

39,000 Surnames. Tucows owns over 65 percent of North American’s surnames as domain names. These surnames form the foundation of Tucows’ Personal Names Service, a recently launched service that allows users to obtain their personal name, for example amy@smith.net for email and amy.smith.net for a web address.

•

22,000 Brandable Names. A brandable domain name is intended to stick in the heads of users and conveys the nature of the website it leads to or the business it represents. These domains are sold or leased to business owners and individuals focused on building a brand.

•	88,000 Direct Navigation Names. Direct navigation names are primarily monetized through targeted pay-per-

click advertising.

“In today’s marketplace, domain names are essential for marketing and brand awareness,” said Elliot Noss, President and CEO of Tucows.  “Companies, both large and small, are willing to invest in high-quality domain names to ensure visibility of their brands and steady traffic to their websites.”

“Over the past two years, Tucows has built a portfolio of domain names that we view as one of the best in the world. We have sold thousands of these names to date, and we will continue to pursue sales of domain names from our portfolio both individually and as bundles.”

Bill Sweetman, General Manager of the Tucows Domain Portfolio, added, “In addition, we have put our resources toward building a proprietary set of tools that allow us to grade and segment our inventory of domain names so we can make smarter and faster decisions in domain name transactions.  While we cannot quantify our portfolio in financial terms, we believe this portfolio will be of great value to Tucows, and it is an integral part of our strategy to unlock value in the company.”

To best obtain value from the domain names, the Tucows portfolio team strategically sells some of its names via live and silent auction, some are bundled and sold individually to interested parties, and some are leased to businesses on a multi-year term.  In addition, some names are sold as Premium Names through the Company’s network of resellers.

“Tucows should be considered one of the premier providers of domain names on many levels,” said Sweetman.  “The Tucows team is very focused on identifying the highest quality names available, and executing on our strategy to further monetize the Tucows Domain Name Portfolio for the benefit of the Company and our shareholders.”

A sampling of the some of the key Tucows domain name assets include the following list of 100 names:

Actresses.com
Aerodynamic.com
Alligators.com
Amnesty.com
Anger.com

AnimalTrainers.com
Artillery.com
AutoRacers.com

Backs.com
Ballads.com
BasketballPlayers.com
Beagles.com
BigSisters.com
BikeRiders.com
Biologist.com
Blessing.com
Breeding.com
Brontosaur.com
Bulldozer.com
Burmese.com
Canaries.com
Cardiologists.com
Cartoonists.com
ChorusLine.com
Codeine.com
Congressman.com
Corked.com
Desperados.com
DietFood.com
Dietician.com
Divorced.com
DogBreeders.com
DreamLover.com
Drummers.com

EndlessLove.com
EnglishTeachers.com
EquipmentStorage.com
ExoticCat.com
Geologists.com
GraphicArtists.com
GreatDanes.com
Gynecologists.com
Honourable.com
Humble.com
IceSkaters.com

Interviewer.com
JehovahsWitnesses.com
Jewellers.com
Labradors.com
Lemons.com
Leopards.com
Liberals.com
Listener.com
LonelyHearts.com
Lutheran.com
MailDelivery.com
Mammal.com
Masseuse.com
Minis.com
Moonlighting.com
MorningShow.com
MyGarage.com
Narcotics.com
Naturalists.com
NewsReporter.com
Ouzo.com
Parakeets.com
Paramedics.com
PawnShops.com
Penicillin.com
Perfumer.com
Pianists.com
PoliceOfficer.com
Pomeranian.com
ProjectManagers.com
PunchLines.com
Puppysitters.com
Relics.com
Retrievers.com
Rockclimbers.com
Satanic.com
SiameseCat.com

Skateboarders.com
Sleuth.com
Sobriety.com
SoftwareDesigners.com
Stylist.com
TennisPlayers.com
TheBeaches.com
TheCaribbean.com
TheCompany.com
TheHotel.com
TheOpera.com
ThePostoffice.com
TheUnitedStates.com
Tool.com
Umpires.com
Veggies.com
Weasels.com
Wrestlers.com

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding the potential portfolio value of the domain names and Tucows’ continued pursuit of sales from its domain name portfolios. Forward-looking statements provide Tucows’ current expectations or forecasts of future events. Actual results could differ materially from those reflected in these forward-looking statements due to the market for such domain names and the general financial and economic conditions affecting the Internet and technology industries. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Tucows undertakes no obligation to update publicly any forward-looking statement.

About Tucows

Tucows provides Internet services for hosting companies and ISPs. Through our global network of over 9,000 service providers we provide millions of email boxes and manage over eight million domains. Tucows is an accredited registrar with ICANN (the Internet Corporation for Assigned Names and Numbers). We hold a domain name portfolio of over 150,000 domain names that are available for sale, monetized through advertising and support our wholesale Personal Names Service. Our Retail division sells Tucows services to consumers and small business owners through Domain Direct and NetIdentity. Tucows.com remains one of the most popular software download sites on the Internet. For more information please visit: http://about.tucows.com.